Exhibit 10.7

Execution Copy

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of October 31, 2018, is made by IN GOOD HEALTH, INC., a Massachusetts not for profit corporation (the “Borrower”), with an address at 1200 West Chestnut Street, Brockton, MA 02301, in favor of CLS HOLDINGS USA, INC., a Nevada corporation (the “Lender”), with an address at 11767 S. Dixie Highway, Suite 115, Miami, FL 33156.

To secure the obligations of the Borrower to the Lender under that certain Loan Agreement (the “Loan Agreement”) and Secured Promissory Note (the “Note”) of even date herewith, the Borrower is executing this Agreement in favor of the Lender, in connection with which, under the terms hereof, the Lender shall obtain and the Borrower shall grant the Lender security for all of the Obligations (as hereinafter defined).

NOW, THEREFORE, the Borrower and the Lender, intending to be legally bound, hereby agree as follows:

1.     Definitions.

(a)     “Collateral” shall include all personal property of the Borrower, including the following, all whether now owned or hereafter acquired or arising and wherever located: (i) accounts (including credit card receivables); (ii) securities entitlements, securities accounts, commodity accounts, commodity contracts and investment property; (iii) deposit accounts; (iv) instruments (including promissory notes); (v) documents; (vi) chattel paper (including electronic chattel paper and tangible chattel paper); (vii) inventory, including raw materials, work in process, or materials used or consumed in Borrower’s business, items held for sale or furnished or to be furnished under contracts of service or sale lease, and goods that are returned, reclaimed or repossessed; (viii) goods of every nature, including stock-in-trade, goods on consignment; (ix) equipment, including machinery, vehicles and furniture; (x) fixtures; (xi) commercial tort claims; (xii) letter of credit rights; (xiii) general intangibles, of every kind and description, including payment intangibles, software, computer information, source codes, object codes, records and data, all existing and future customer lists, claims (including claims for indemnification or breach of warranty), books, records, patents and patent applications, copyrights, trademarks, tradenames, tradestyles, trademark applications, goodwill, designs and plans, trade secrets, contracts, licenses, license agreements, formulae, tax and any other types of refunds, returned and unearned insurance premiums, and rights and claims under insurance policies; (xiv) all supporting obligations of all of the foregoing property; (xv) all property of the Borrower now or hereafter in the Lender’s possession or in transit to or from, or under the custody or control of, the Lender or any affiliate thereof; (xvi) all cash and cash equivalents thereof; and (xvii) all cash and noncash proceeds (including insurance proceeds) of all of the foregoing property, all products thereof and all additions and accessions thereto, substitutions therefor and replacements thereof.

(b)     “Obligations” shall include all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Lender or to any other direct or indirect subsidiary of the Lender of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, whether or not (i) evidenced by the Note, any other note, guaranty or other instrument, (ii) arising under any agreement, instrument or document, (iii) for the payment of money, (iv) arising by reason of an extension of credit, loan, equipment lease or guarantee, (v) and any amendments, extensions, renewals and increases of or to any of the foregoing, and all costs and expenses of the Lender incurred in the documentation, negotiation, modification, enforcement, collection and otherwise in connection with any of the foregoing, including reasonable attorneys’ fees and expenses.

(c)     “UCC” means the Uniform Commercial Code, as adopted and enacted and as in effect from time to time in the Commonwealth of Massachusetts. Terms used herein which are defined in the UCC and not otherwise defined herein shall have the respective meanings ascribed to such terms in the UCC. To the extent the definition of any category or type of collateral is modified by any amendment, modification or revision to the UCC, such modified definition will apply automatically as of the date of such amendment, modification or revision.

2.     Grant of Security Interest. To secure the Obligations, the Borrower, as debtor, hereby assigns and grants to the Lender, as secured party, a continuing first priority lien on and security interest in the Collateral.

3.     Change in Name or Locations. The Borrower hereby agrees that if the location of the Collateral changes from the locations listed on Exhibit A hereto and made part hereof, or if the Borrower changes its name, its type of organization, its state of organization, or establishes a name in which it may do business that is not listed as a tradename on Exhibit A hereto, the Borrower will immediately notify the Lender in writing of the additions or changes.

4.     General Representations, Warranties and Covenants. The Borrower represents, warrants and covenants to the Lender that: (a) all information, including its type of organization, jurisdiction of organization, and chief executive office are as set forth on Exhibit A hereto and are true and correct on the date hereof; (b) the Borrower has good, marketable and indefeasible title to the Collateral, has not made any prior sale, pledge, encumbrance, assignment or other disposition of any of the Collateral, and the Collateral is free from all encumbrances and rights of setoff of any kind except the lien in favor of the Lender created by this Agreement; and (c) the Borrower will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

5.     Borrower’s Representations, Warranties and Covenants for Certain Collateral. The Borrower represents, warrants and covenants to the Lender as follows:

(a)     From time to time and at all reasonable times, the Borrower will allow the Lender, by or through any of its officers, agents, attorneys, or accountants, to examine or inspect the Collateral, and obtain valuations and audits of the Collateral, at the Borrower’s expense, wherever located. The Borrower shall do, obtain, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as the Lender may require to vest in and assure to the Lender its rights hereunder and in or to the Collateral, and the proceeds thereof, including waivers from landlords, warehousemen and mortgagees.

(b)     The Borrower will keep the Collateral in good order and repair at all times and immediately notify the Lender of any event causing a material loss or decline in value of the Collateral, whether or not covered by insurance, and the amount of such loss or depreciation.

(c)     Except as to the federal Controlled Substances Act, the Borrower will only use or permit the Collateral to be used in accordance with all applicable federal, state, county and municipal laws and regulations.

(d)     The Borrower will have and maintain insurance at all times with respect to all Collateral against risks of fire (including so-called extended coverage), theft, sprinkler leakage, and other risks (including risk of flood if any Collateral is maintained at a location in a flood hazard zone) as the Lender may require, in such form, in such amount, for such period and written by such companies as may be satisfactory to the Lender in its sole discretion. Each such casualty insurance policy shall contain a standard Lender’s Loss Payable Clause issued in favor of the Lender under which all losses thereunder shall be paid to the Lender as the Lender’s interests may appear. Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without at least thirty (30) days prior written notice to the Lender and shall insure the Lender notwithstanding the act or neglect of the Borrower. Upon the Lender’s demand, the Borrower will furnish the Lender with duplicate original policies of insurance or such other evidence of insurance as the Lender may require. If the Borrower fails to provide insurance as herein required, the Lender may, at its option, obtain such insurance and the Borrower will pay to the Lender, on demand, the cost thereof. Proceeds of insurance may be applied by the Lender to reduce the Obligations or to repair or replace Collateral, all in the Lender’s sole discretion.

(e)     Each account and general intangible is genuine and enforceable in accordance with its terms, no such account or general intangible will be subject to any claim for credit, allowance or adjustment by any account debtor or any setoff, defense or counterclaim, and the Borrower will defend the same against all claims, demands, setoffs and counterclaims at any time asserted. At the time any account or general intangible becomes subject to this Agreement, such account or general intangible will be a good and valid account representing a bona fide sale of goods or services by the Borrower and such goods will have been shipped to the respective account debtors or the services will have been performed for the respective account debtors.

(f)     Following an Event of Default, the Borrower agrees that, to the extent permitted by applicable law, the Lender has the right to notify (on invoices or otherwise) account debtors and other obligors or payors on any Collateral of its assignment to the Lender, and that all payments thereon should be made directly to the Lender.

(g)     The Borrower will, on the Lender’s demand, make notations on its books and records showing the Lender’s security interest and make available to the Lender a copy of the invoice for each account and copies of any written contract or order from which an account arose. The Borrower will promptly notify the Lender if an account becomes evidenced or secured by an instrument or chattel paper and upon the Lender’s request, will promptly deliver any such instrument or chattel paper to the Lender, including any letter of credit delivered to the Borrower to support a shipment of inventory by the Borrower.

(h)     From time to time with such frequency as the Lender may request, the Borrower will report to the Lender all credits given to account debtors on all accounts.

(i)     At any time after the occurrence of an Event of Default, and without notice to the Borrower, the Lender may direct any persons who are indebted to the Borrower on any Collateral consisting of accounts or general intangibles to make payment directly to the Lender of the amounts due, and the Lender may notify the United States Postal Service to send the Borrower’s mail to the Lender. The Lender is authorized to collect, compromise, endorse and sell any such Collateral in its own name or in the Borrower’s name and to give receipts to such account debtors for any such payments and the account debtors will be protected in making such payments to the Lender. Upon the Lender’s written request, the Borrower will use its best efforts to attempt to establish and maintain a lockbox account (“Lockbox”) and a depository account(s) (“Cash Collateral Account”), to which the Lender is given access subject to the provisions of this subparagraph and such other related agreements as the Lender may require, and the Borrower shall notify its account debtors to remit payments directly to the Lockbox. Thereafter, funds collected in the Lockbox shall be transferred to the Cash Collateral Account, and funds in the Cash Collateral Account shall be applied by the Lender, daily, to reduce the outstanding Obligations.

6.     Negative Pledge; No Transfer. Without the Lender’s prior written consent, the Borrower will not sell or offer to sell or otherwise transfer or grant or allow the imposition of a lien, security interest or right of setoff upon the Collateral (except for sales of inventory and collections of accounts in the Borrower’s ordinary course of business), will not allow any third party to gain control of all or any part of the Collateral, and will not use any portion of the Collateral in any manner inconsistent with this Agreement or with the terms and conditions of any policy of insurance thereon.

7.     Further Assurances. By its signature hereon, the Borrower hereby irrevocably authorizes the Lender to file against the Borrower one or more financing, continuation or amendment statements pursuant to the UCC in form satisfactory to the Lender, and the Borrower will pay the cost of preparing and filing the same in all jurisdictions in which such filing is deemed by the Lender to be necessary or desirable in order to perfect, preserve and protect its security interests. If required by the Lender, the Borrower will execute all documentation necessary for the Lender to obtain and maintain perfection of its security interests in the Collateral. If any Collateral consists of letter of credit rights, electronic chattel paper, deposit accounts or supporting obligations, or any securities entitlement, securities account, commodities account, commodities contract or other investment property, then, at the Lender’s request, the Borrower will execute, and will cause the depository institution or securities intermediary upon whose books and records the ownership interest of the Borrower in such Collateral appears to execute, such pledge agreements, control agreements or other agreements as the Lender deems necessary in order to perfect, prioritize and protect its security interest in such Collateral, in each case in a form satisfactory to the Lender.

8.     Events of Default. The Borrower shall, at the Lender’s option, be in default under this Agreement upon the happening of any of the following events or conditions (each, an “Event of Default”): (a) any Event of Default (as defined in any of the Obligations), or a breach of or an event of default under any other agreement between the Borrower and the Lender or an affiliate of the Lender; (b) any default under any of the Obligations that does not have a defined set of “Events of Default” and the lapse of any notice or cure period provided in such Obligations with respect to such default; (c) an the occurrence of an Event of Default under the Loan Agreement or the Note; (d) the failure by the Borrower to perform any of its obligations under this Agreement or under any other agreement between the Borrower and the Lender or an affiliate of the Lender; (e) falsity, inaccuracy or material breach by the Borrower of any written warranty, representation or statement made or furnished to the Lender by or on behalf of the Borrower; (f) an uninsured material loss, theft, damage, or destruction to any of the Collateral, or the entry of any uninsured final and unappealable judgment against the Borrower in excess of $100,000 or any lien against or the making of any levy, seizure or attachment of or on the Collateral; (g) the failure of the Lender to have a perfected first priority security interest in the Collateral; (h) any indication or evidence received by the Lender that the Borrower may become subject, in the Lender’s reasonable discretion, to the forfeiture of any property of the Borrower to any federal, state or local governmental entity; or (i) if the Lender otherwise deems itself insecure.

9.     Remedies. Upon the occurrence of any such Event of Default and at any time thereafter, the Lender may declare all Obligations secured hereby immediately due and payable and shall have, in addition to any remedies provided herein or by any applicable law or in equity, all the remedies of a secured party under the UCC. The Lender’s remedies include, but are not limited to, the right to (a) peaceably by its own means or with judicial assistance enter the Borrower’s premises and take possession of the Collateral without prior notice to the Borrower or the opportunity for a hearing, (b) render the Collateral unusable, (c) dispose of the Collateral on the Borrower’s premises and in the Borrower’s name but for the benefit of the Lender, and (d) require the Borrower to assemble the Collateral and make it available to the Lender at a place designated by the Lender. The Borrower agrees that the Lender has full power and authority to collect, compromise, endorse, sell or otherwise deal with the Collateral in its own name or that of the Borrower at any time upon an Event of Default. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Lender will give the Borrower reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of commercially reasonable notice shall be met if such notice is sent to the Borrower at least ten (10) days before the time of the intended sale or disposition. Expenses of retaking, holding, preparing for disposition, disposing or the like shall include the Lender’s reasonable attorneys’ fees and legal expenses, incurred or expended by the Lender to enforce any payment due it under this Agreement either as against the Borrower, or in the prosecution or defense of any action, or concerning any matter growing out of or connection with the subject matter of this Agreement and the Collateral pledged hereunder. The Borrower waives all relief from all appraisement or exemption laws now in force or hereafter enacted.

10.     Power of Attorney. The Borrower does hereby make, constitute and appoint any officer or agent of the Lender as the Borrower’s true and lawful attorney-in-fact, with power to, upon the occurrence of an Event of Default, (a) endorse the name of the Borrower or any of the Borrower’s officers or agents upon any notes, checks, drafts, money orders, or other instruments of payment or Collateral that may come into the Lender’s possession in full or part payment of any Obligations; (b) sue for, compromise, settle and release all claims and disputes with respect to, the Collateral; and (c) sign, for the Borrower, such documentation as may be required by the UCC or supplemental security agreements; granting to the Borrower’s said attorney full power to do any and all things necessary to be done in and about the premises as fully and effectually as the Borrower might or could do. The Borrower hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest, and is irrevocable.

11.     Payment of Expenses. At its option, the Lender may, following notice to the Borrower, discharge taxes, liens, security interests or such other encumbrances as may attach to the Collateral, may pay for required insurance on the Collateral and may pay for the maintenance, appraisal or reappraisal, and preservation of the Collateral, as determined by the Lender to be necessary. The Borrower will reimburse the Lender on demand for any payment so made or any expense incurred by the Lender pursuant to the foregoing authorization, and the Collateral also will secure any advances or payments so made or expenses so incurred by the Lender.

12.     Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing, be delivered as set forth in the Note and be effective when set forth in the Note. Regardless of the manner in which provided, Notices may be sent to a party’s address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this section.

13.     Preservation of Rights. No delay or omission on the Lender’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Lender’s action or inaction impair any such right or power. The Lender’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Lender may have under other agreements, at law or in equity.

14.     Illegality. If any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Agreement.

15.     Changes in Writing. No modification, amendment or waiver of, or consent to any departure by the Borrower from, any provision of this Agreement will be effective unless made in a writing signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower will entitle the Borrower to any other or further notice or demand in the same, similar or other circumstance.

16.     Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

17.     Counterparts. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of signature page to this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

18.     Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Borrower and the Lender and their respective heirs, executors, administrators, successors and assigns; provided, however, that neither the Borrower nor the Lender may assign this Agreement in whole or in part without the other party’s prior written consent.

19.     Interpretation. In this Agreement, unless the Lender and the Borrower otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or,” the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. Unless otherwise specified in this Agreement, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP.

20.     Indemnity. The Borrower agrees to indemnify each of the Lender, each legal entity, if any, who controls, is controlled by or is under common control with the Lender, and each of their respective directors, managers, officers and employees (the “Indemnified Parties”). and to defend and hold each

Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Borrower), in connection with or arising out of or relating to the matters referred to in this Agreement or the Obligations, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Borrower, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses attributable to an Indemnified Party’s gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Agreement, payment of the Obligations and the assignment of any rights hereunder. The Borrower may participate at its expense in the defense of any such claim.

21.     Governing Law and Jurisdiction. This Agreement has been delivered to and accepted by the Lender and will be deemed to be made in the State of Florida. This Agreement will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the Commonwealth of Massachusetts, except as may be necessary in connection with the creation, perfection and foreclosure of the liens created hereunder on such property or any interest therein. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in Suffolk County, Massachusetts; provided that nothing contained in this Agreement will prevent the Lender from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Lender and the Borrower agree that the venue provided above is the most convenient forum for both the Lender and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

22.     WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE LENDER IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER AND THE LENDER ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Borrower acknowledges that its duly authorized officer has read and understood all the provisions of this Agreement, including the waiver of jury trial, and either has been advised by independent counsel as necessary or appropriate or has declined to retain independent counsel.

23.     Limitations on Remedies. Notwithstanding any provision of this Agreement to the contrary, the Lender hereby agrees that, unless and until such time that it has been approved by the Commonwealth of Massachusetts (the “Massachusetts Cannabis Authorization”) to own assets protected by the Humanitarian Medical Use of Marijuana Act, Ch. 369 of the Acts of 2012 (the “Massachusetts Cannabis Act”), its rights and remedies following an Event of Default shall not include the seizure of assets protected by the Massachusetts Cannabis Act. The Lender shall not be entitled to any remedy that provides the Lender with any rights to the inventory of the Borrower that contains any amount of marijuana, in any form, whether flower or infused product unless and until it has obtained the Massachusetts Cannabis Authorization. The Lender hereby forfeits any such remedy unless and until it has obtained the Massachusetts Cannabis Authorization. The Borrower shall use its commercially reasonable efforts to assist Lender and otherwise cooperate with Lender to obtain the Massachusetts Cannabis Authorization. The Lender acknowledges and agrees that a cannabis Certificate of Registration, whether provisional or final, is non-transferrable, and may not be assigned or transferred without prior Massachusetts Department of Public Health approval. Accordingly, following an Event of Default, the Borrower shall use it best efforts (and shall cause its shareholders to use their best efforts) to obtain the approval of the Massachusetts Department of Public Health to the transfer of the Borrower’s cannabis Certificate of Registration to the Lender, either directly, or indirectly through the transfer of the shares of stock in the Borrower to the Lender.

Execution Copy

THIS SECURITY AGREEMENT has been executed and delivered on behalf of the Borrower and the Lender, by their duly authorized officers, as of the date first written above.

IN GOOD HEALTH, INC.,

a Massachusetts not for profit corporation

By: /s/ David Noble

Name: David Noble

Title:   President

CLS HOLDINGS USA, INC.,

a Nevada corporation

By: /s/ Jeffrey I. Binder

Name: Jeffrey I. Binder

Title:  Chairman and CEO

[Signature Page to Security Agreement]

EXHIBIT A

TO SECURITY AGREEMENT

1.	Borrower’s form of organization: not for profit corporation [to be converted to a for profit corporation within 10 business days from date hereof]

2.	Borrower’s state of organization: Massachusetts

3.	Address of Borrower’s chief executive office: 1200 West Chestnut Street, Brockton, MA 02301

4.	Borrower’s organizational ID #: 462680110

5.	Address for books and records, if different: None

6.	Addresses of Collateral locations:

a)	1200 West Chestnut Street, Brockton, MA 02301

b)

c)

d)

7.	Name and address of landlord for Collateral locations:

MNP Realty Trust

1200 Chestnut Street

Brockton, MA 02301

8.	Other names or tradenames used or to be used by the Borrower: None

9.	Description of Equipment:

All Equipment of the Borrower.